Exhibit 99.1

Amex Accepts Smart Move, Inc. Plan to Regain Compliance with Listing Standards

September 8, 2008

DENVER—(BUSINESS WIRE)—On June 25, 2008, Smart Move, Inc. (AMEX:MVE) announced that it received a letter from the American Stock Exchange (the “Exchange”) which indicated that it did not meet certain of the Exchange’s continued listing standards set forth in Section 1003(a)(iv) of the AMEX Company Guide and stating that the Company had until July 21, 2008 to provide the Exchange with a specific plan to achieve and sustain compliance with the continued listing standards. In order to maintain the listing of its Common Stock on the Exchange, Smart Move timely submitted a plan by July 21, 2008, advising the Exchange of the actions the Company has and will take that would bring the Company into compliance with the continued listing standards.

On September 5, 2008, the Company was notified by the Exchange that its plan was accepted. The Company has until the end of the plan period, December 22, 2008, to implement its plan to regain compliance with the continued listing standards of the Exchange. The Company will be able to maintain the listing of its Common Stock and listed Warrants on the American Stock Exchange during the plan period, provided the Company’s updates to AMEX reflect that the Company is making progress consistent with the plan.

The previously announced June 2008 letter from the American Stock Exchange stated that based on the Exchange’s review of the Company’s Form 10-Q for the quarter ended March 31, 2008, the Company was not in compliance with Section 1003(a)(iv) of the Company Guide because it sustained losses which are substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the American Stock Exchange, as to whether the Company would be able to continue its operations and/or meet its obligations as they mature. The letter the Company received from the Exchange on September 5, 2008, states that the Company has made a reasonable demonstration of the Company’s ability to regain compliance with the Exchange’s listing standards. While the Company expects to be able to regain compliance with the Exchange’s continued listing standards by implementing its plan, there is no assurance that it will be able to do so. If the Company does not make progress consistent with the plan or fails to regain compliance with the continued listing standards by the end of the extension period, the American Stock Exchange may initiate delisting proceedings.

About Smart Move, Inc.

Smart Move is an innovative logistics company providing services through deployment of a fleet of Company-owned, SmartVault™ shipping containers to execute the movement of goods. Smart Move utilizes its proprietary and licensed technologies to efficiently manage its fleet of assets, providing superior security, scheduling flexibility and expedited service on behalf of its customers and alliance partners. Smart Move sells its services direct to moving consumers as well as providing moving capacity and guaranteed logistic services to van lines and agents nation wide. Smart Move has operations in the top 60 cities in the USA and its services are available to over 92% of the US population. Visit Smart Move’s web site at www.gosmartmove.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Certain statements in this release which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. These “forward-looking statements” are within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions.  These forward-looking statements include statements regarding the company’s expectations, beliefs, or intentions about the future, and are based on information available to the company at this time. Smart Move assumes no obligation to update any of these statements and specifically declines any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to the success of our capital raising efforts and other risk factors described from time to time in the company’s periodic reports, including its annual report filed on Form 10-KSB for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the three month periods ended March 31, 2008 and June 30, 2008.

Investor Relations
Contact: Pete Bloomquist
Smart Move, Inc.
303-339-9558
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